FORM OF

AMENDMENT NUMBER 10

TO THE

INVESTMENT MANAGEMENT AGREEMENT

This AMENDMENT NUMBER 10 (the “Amendment”), amends that certain INVESTMENT MANAGEMENT AGREEMENT, by and between Hartford Funds Management Company, LLC (the “Adviser”), The Hartford Mutual Funds, Inc. (“HMF”), and The Hartford Mutual Funds II, Inc. (“HMF II”), on their own behalf and on behalf of each series listed on Schedule A hereto (each a “Portfolio” and collectively, the “Portfolios”), dated February 29, 2016, with respect to HMF, and dated March 14, 2016, with respect to HMF II (the “Agreement”), and is effective as of the close of business on [October 25, 2024] (the “Effective Date”).

WHEREAS, the Adviser, HMF and HMF II desire to amend Schedules A and B of the Agreement to reflect a change to the investment management fee of The Hartford Conservative Allocation Fund and the removal of the Hartford AARP Balanced Retirement Fund in connection with the closing of the reorganization of Hartford AARP Balanced Retirement Fund into The Hartford Conservative Allocation Fund;

NOW, THEREFORE, the parties to the Agreement hereby agree as follows:

1.	Pursuant to Section 14 of the Agreement, Schedules A and B are deleted in their entirety and replaced with the attached amended Schedules A and B to the Agreement.

2.	The changes to Schedules A and B of the Agreement reflected in this Amendment shall become effective as of the Effective Date reflected in this Amendment.

3.

Except as amended by this Amendment, the terms of the Agreement remain unchanged and may be further modified only by mutual written agreement of the parties and the approval of the Boards of Directors.

4.	This Amendment may be executed by the parties hereto on any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

[signatures follow on next page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date first above written.

   HARTFORD FUNDS MANAGEMENT COMPANY, LLC

By:
Title:

   THE HARTFORD MUTUAL FUNDS, INC.

   on behalf of each of its series listed on

   Schedule A

By:
Title:

   THE HARTFORD MUTUAL FUNDS II, INC.

   on behalf of each of its series listed on

   Schedule A

By:
Title:

Schedule A

This Schedule A to that certain Investment Management Agreement by and between Hartford Funds Management Company, LLC, The Hartford Mutual Funds, Inc. (“HMF”), and The Hartford Mutual Funds II, Inc. (“HMF II”) dated February 29, 2016, with respect to HMF, and dated March 14, 2016, with respect to HMF II, is effective as of the close of business on [October 25, 2024].

List of Portfolios

THE HARTFORD MUTUAL FUNDS, INC. on behalf of:

The Hartford Balanced Income Fund[2]

The Hartford Capital Appreciation Fund[2]

The Hartford Checks and Balances Fund[2]

Hartford Climate Opportunities Fund[3]

The Hartford Conservative Allocation Fund[1]

Hartford Core Equity Fund[1]

The Hartford Dividend and Growth Fund[1]

Hartford Dynamic Bond Fund[4]

Hartford Emerging Markets Equity Fund[1]

The Hartford Emerging Markets Local Debt Fund[1]

The Hartford Equity Income Fund[2]

The Hartford Floating Rate Fund[1]

The Hartford Growth Allocation Fund[1]

The Hartford High Yield Fund[1]

The Hartford Inflation Plus Fund[1]

Hartford International Equity Fund[1]

The Hartford International Growth Fund[2]

The Hartford International Opportunities Fund[1]

The Hartford International Value Fund[1]

The Hartford MidCap Fund[2]

The Hartford MidCap Value Fund[1]

Hartford Moderate Allocation Fund[1]

Hartford Multi-Asset Income Fund[1]

Hartford Municipal Short Duration Fund[1]

1 Effective March 14, 2016. Approved by shareholders at a shareholder meeting on March 14, 2016.

2 Effective April 19, 2016. Approved by shareholders at a shareholder meeting on April 19, 2016.

3 Effective February 29, 2016. Approved by written consent of the sole initial shareholder on February 29, 2016.

4 Effective June 6, 2022. Approved by written consent of the sole initial shareholder on June 3, 2022.

THE HARTFORD MUTUAL FUNDS, INC. on behalf of:

Hartford Real Asset Fund[1]

The Hartford Short Duration Fund[1]

Hartford Small Cap Value Fund[1]

The Hartford Strategic Income Fund[1]

Hartford Sustainable Municipal Bond Fund[1]

The Hartford Total Return Bond Fund[1]

The Hartford World Bond Fund[1]

THE HARTFORD MUTUAL FUNDS II, INC. on behalf of:

The Hartford Growth Opportunities Fund[1]

Hartford Schroders China A Fund[6]

Hartford Schroders Core Fixed Income Fund (formerly Hartford Schroders Sustainable Core Bond Fund)[8]

Hartford Schroders Diversified Emerging Markets Fund[7]

Hartford Schroders Diversified Growth Fund[10]

Hartford Schroders Emerging Markets Equity Fund[5]

Hartford Schroders Emerging Markets Multi-Sector Bond Fund[5]

Hartford Schroders International Contrarian Value Fund[9]

Hartford Schroders International Multi-Cap Value Fund[5]

Hartford Schroders International Stock Fund[5]

Hartford Schroders Sustainable International Core Fund[9]

Hartford Schroders Tax-Aware Bond Fund[5]

Hartford Schroders US MidCap Opportunities Fund[5]

Hartford Schroders US Small Cap Opportunities Fund[5]

The Hartford Small Cap Growth Fund[1]

5 Effective October 19, 2016. Approved by written consent of the sole initial shareholder on October 19, 2016.

6 Effective March 26, 2020. Approved by written consent of the sole initial shareholder on March 26, 2020.

7 Effective September 24, 2021. Approved by written consent of the sole initial shareholder on September 23, 2021.

8 Effective November 12, 2021. Approved by written consent of the sole initial shareholder on November 10, 2021.

9 Effective May 23, 2022. Approved by written consent of the sole initial shareholder on May 23, 2022.

10 Effective September 12, 2023. Approved by written consent of the sole initial shareholder on September 12, 2023.

Schedule B

Fees

This Schedule B to that certain Investment Management Agreement by and between Hartford Funds Management Company, LLC, The Hartford Mutual Funds, Inc. (“HMF”), and The Hartford Mutual Funds II, Inc. (“HMF II”) dated February 29, 2016, with respect to HMF, and dated March 14, 2016, with respect to HMF II, is effective as of the close of business on [October 25, 2024].

As compensation for the services rendered by the Adviser, each Portfolio shall pay to the Adviser as promptly as possible after the last day of each month during the term of this Agreement, a fee accrued daily and paid monthly based upon the following annual rates calculated based on the average daily net asset value of the applicable Portfolio:

THE HARTFORD MUTUAL FUNDS, INC.

The Hartford Balanced Income Fund
Average Daily Net Assets	Annual Rate
First $250 million	0.7000%
Next $250 million	0.6300%
Next $500 million	0.6000%
Next $1.5 billion	0.5700%
Next $2.5 billion	0.5500%
Next $5 billion	0.5300%
Next $2 billion	0.4500%
Amount Over $12 billion	0.3900%

The Hartford Capital Appreciation Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.8000%
Next $500 million	0.7000%
Next $4 billion	0.6500%
Next $5 billion	0.6475%
Amount Over $10 billion	0.6450%

The Hartford Checks and Balances Fund
Average Daily Net Assets	Annual Rate
None

Hartford Climate Opportunities Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.6200%
Next $500 million	0.6000%
Next $1.5 billion	0.5800%
Next $2.5 billion	0.5750%
Amount Over $5 billion	0.5700%

Hartford Core Equity Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.4500%
Next $500 million	0.3500%
Next $1.5 billion	0.3300%
Next $2.5 billion	0.3250%
Amount Over $5 billion	0.3225%

  The Hartford Dividend and Growth Fund and The Hartford MidCap Value Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.7500%
Next $500 million	0.6500%
Next $1.5 billion	0.6000%
Next $2.5 billion	0.5950%
Next $5 billion	0.5900%
Amount Over $10 billion	0.5850%

Hartford Dynamic Bond Fund
Average Daily Net Assets	Annual Rate
First $1 billion	0.5500%
Amount Over $1 billion	0.5400%

Hartford Emerging Markets Equity Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.9000%
Next $500 million	0.8500%
Amount Over $1 billion	0.8000%

The Hartford Emerging Markets Local Debt Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.7500%
Next $500 million	0.7000%
Amount Over $1 billion	0.6900%

The Hartford Equity Income Fund
Average Daily Net Assets	Annual Rate
First $250 million	0.7500%
Next $250 million	0.7000%
Next $500 million	0.6500%
Next $1.5 billion	0.6000%
Next $2.5 billion	0.5900%
Amount Over $5 billion	0.5875%

The Hartford Floating Rate Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.6500%
Next $2 billion	0.6000%
Next $2.5 billion	0.5900%
Next $5 billion	0.5800%
Amount Over $10 billion	0.5700%

The Hartford High Yield Fund
Average Daily Net Assets	Annual Rate
First $1 billion	0.5000%
Next $4 billion	0.4500%
Next $5 billion	0.4400%
Amount Over $10 billion	0.4350%

The Hartford Inflation Plus Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.3900%
Next $500 million	0.3800%
Next $1.5 billion	0.3750%
Next $2.5 billion	0.3700%
Next $5 billion	0.3675%
Amount Over $10 billion	0.3650%

Hartford International Equity Fund
Average Daily Net Assets	Annual Rate
First $1 billion	0.4600%
Next $1 billion	0.4500%
Next $3 billion	0.4400%
Amount Over $5 billion	0.4300%

The Hartford International Growth Fund
Average Daily Net Assets	Annual Rate
First $250 million	0.8000%
Next $250 million	0.7500%
Next $500 million	0.7000%
Amount Over $1 billion	0.6500%

The Hartford International Opportunities Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.7500%
Next $500 million	0.6500%
Next $1.5 billion	0.6400%
Next $2.5 billion	0.6350%
Next $5 billion	0.6300%
Amount Over $10 billion	0.6250%

The Hartford International Value Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.8500%
Next $500 million	0.8000%
Next $4 billion	0.7500%
Next $5 billion	0.7475%
Amount Over $10 billion	0.7450%

The Hartford MidCap Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.8500%
Next $500 million	0.7500%
Next $4 billion	0.7000%
Next $5 billion	0.6975%
Amount Over $10 billion	0.6950%

Hartford Multi-Asset Income Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.5900%
Next $250 million	0.5500%
Next $250 million	0.5000%
Next $4 billion	0.4750%
Next $5 billion	0.4725%
Amount Over $10 billion	0.4700%

Hartford Municipal Short Duration Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.3500%
Next $500 million	0.3000%
Next $1.5 billion	0.2900%
Next $2.5 billion	0.2850%
Amount Over $5 billion	0.2800%

Hartford Real Asset Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.7950%
Next $500 million	0.7600%
Next $1.5 billion	0.7300%
Next $2.5 billion	0.7000%
Amount Over $5 billion	0.6600%

The Hartford Short Duration Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.4100%
Next $500 million	0.3700%
Next $1.5 billion	0.3650%
Next $2.5 billion	0.3600%
Next $5 billion	0.3500%
Amount Over $10 billion	0.3400%

Hartford Small Cap Value Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.7000%
Next $500 million	0.6500%
Next $2 billion	0.6000%
Next $2 billion	0.5900%
Next $5 billion	0.5800%
Amount Over $10 billion	0.5700%

The Hartford Strategic Income Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.5500%
Next $500 million	0.5000%
Next $1.5 billion	0.4750%
Next $2.5 billion	0.4650%
Next $5 billion	0.4550%
Amount Over $10 billion	0.4450%

Hartford Sustainable Municipal Bond Fund
Average Daily Net Assets	Annual Rate
First $500 million	0.3500%
Next $500 million	0.3000%
Next $1.5 billion	0.2900%
Next $2.5 billion	0.2850%
Amount Over $5 billion	0.2800%

The Hartford Total Return Bond Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.3500%
Next $500 million	0.3000%
Next $4 billion	0.2600%
Amount Over $5 billion	0.2500%

The Hartford World Bond Fund

Average Daily Net Assets	Annual Rate
First $250 million	0.6800%
Next $250 million	0.6300%
Next $2 billion	0.5800%
Next $2.5 billion	0.5300%
Next $5 billion	0.4750%
Amount Over $10 billion	0.4500%

The Hartford Growth Allocation Fund and Hartford Moderate Allocation Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.1000%
Next $500 million	0.0950%
Next $1.5 billion	0.0900%
Next $2.5 billion	0.0800%
Next $2.5 billion	0.0700%
Next $2.5 billion	0.0600%
Amount Over $10 billion	0.0500%

The Hartford Conservative Allocation Fund

Average Daily Net Assets	Annual Rate
All Assets	None

THE HARTFORD MUTUAL FUNDS II, INC.

The Hartford Growth Opportunities Fund

Average Daily Net Assets	Annual Rate
First $250 million	0.8000%
Next $4.75 billion	0.7000%
Next $5 billion	0.6975%
Amount Over $10 billion	0.6950%

Hartford Schroders China A Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.9000%
Amount Over $1 billion	0.8900%

Hartford Schroders Core Fixed Income Fund

Average Daily Net Assets	Annual Rate
First $500 million	0.3200%
Next $500 million	0.3000%
Amount Over $1 billion	0.2800%

Hartford Schroders Diversified Emerging Markets Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.8400%
Amount Over $1 billion	0.7800%

Hartford Schroders Diversified Growth Fund

Average Daily Net Assets Excluding Assets Invested in Affiliated Funds#	Annual Rate
First $1 billion	0.5500%
Amount Over $1 billion	0.5300%
Average Daily Net Assets Invested in Affiliated Funds	0.0000%

Hartford Schroders Emerging Markets Equity Fund

Average Daily Net Assets	Annual Rate
First $1 billion	1.0500%
Next $4 billion	1.0000%
Next $5 billion	0.9900%
Amount Over $10 billion	0.9850%

Hartford Schroders Emerging Markets Multi-Sector Bond Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.7000%
Next $4 billion	0.6500%
Next $5 billion	0.6400%
Amount Over $10 billion	0.6350%

#	Affiliated Funds include any mutual fund or exchange-traded fund for which Hartford Funds Management Company, LLC or its affiliates serve as investment manager.

Hartford Schroders International Contrarian Value Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.6500%
Amount Over $1 billion	0.6100%

Hartford Schroders International Multi-Cap Value Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.7200%
Next $4 billion	0.6800%
Next $5 billion	0.6750%
Amount Over $10 billion	0.6700%

Hartford Schroders International Stock Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.6700%
Next $4 billion	0.6500%
Next $5 billion	0.6450%
Amount Over $10 billion	0.6400%

Hartford Schroders Sustainable International Core Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.6500%
Amount Over $1 billion	0.6100%

Hartford Schroders Tax-Aware Bond Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.4500%
Next $4 billion	0.4300%
Next $5 billion	0.4250%
Amount Over $10 billion	0.4200%

Hartford Schroders US MidCap Opportunities Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.7500%
Next $1.5 billion	0.7000%
Next $2.5 billion	0.6500%
Next $5.0 billion	0.6450%
Amount Over $10 billion	0.6400%

Hartford Schroders US Small Cap Opportunities Fund

Average Daily Net Assets	Annual Rate
First $1 billion	0.9000%
Next $4 billion	0.8900%
Next $5 billion	0.8800%
Amount Over $10 billion	0.8700%

The Hartford Small Cap Growth Fund

Average Daily Net Assets	Annual Rate
First $100 million	0.9000%
Next $150 million	0.8000%
Next $250 million	0.7000%
Next $4.5 billion	0.6500%
Next $5 billion	0.6300%
Amount Over $10 billion	0.6200%